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(a) EXHIBIT 11. STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                                     Six Months Ended
                                                                      June 30, 1997
                                                                      -------------
                                                                      (In Thousands
                                                                   Except Per Share Data)
    1.      Net Income                                                   $ 30,641
                                                                         ========
    2.      Weighted average common
              shares outstanding                                           21,229
    3.      ESOP shares not committed to be released                       (1,892)
    4.      RRP shares purchased but unallocated                              (26)
    5.      Common stock equivalents due to dilutive
              effect of stock options                                       1,867
                                                                         --------
    6.      Total weighted average common shares
              and equivalents outstanding                                  21,178
                                                                         ========
    7.      Primary earnings per share:                                  $   1.45
                                                                         ========
    8.      Total weighted average common shares and
              equivalents outstanding                                      21,178
    9.      Additional dilutive common stock equivalents due to
              effect of stock options                                         130
                                                                         --------
   10.      Total outstanding shares for fully diluted earnings
              per share computation                                        21,308
                                                                         ========
   11.      Fully diluted earnings per share:                            $   1.44
                                                                         ========


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